UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  November 2, 2016

INSMED INCORPORATED

(Exact name of registrant as specified in its charter)

Virginia	0-30739	54-1972729
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Finderne Avenue, Building 10 Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 977-9900

Not Applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 - Results of Operations and Financial Condition.

On November 3, 2016, Insmed Incorporated (the “Company”) issued a press release regarding its financial results for the three months and nine months ended September 30, 2016. A copy of this press release is furnished herewith as Exhibit 99.1 pursuant to this Item 2.02.

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2016, Andrew T. Drechsler, the Company’s Chief Financial Officer, provided notice to the Board of Directors of his intention to resign from the Company.  Mr. Drechsler’s departure will become effective on March 31, 2017 or as may otherwise be mutually agreed upon with the Company. Until such effective date, Mr. Drechsler will continue to act as Chief Financial Officer and support the transition of his roles and responsibilities.  The Company has commenced a search for Mr. Drechsler’s successor. Mr. Drechsler intends to continue to work with the Company in an advisory capacity subsequent to the effective date of his departure to assist the transition of his function to his successor.

Mr. Drechsler’s decision to depart from the Company is solely for personal reasons and does not reflect any disagreement with the Company. The Company thanked Mr. Drechsler for his many contributions over four years and for his willingness to continue to assist the Company to ensure a smooth transition.

ITEM 9.01 - Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Insmed Incorporated on November 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2016	INSMED INCORPORATED

	By:	/s/ Christine Pellizzari
	Name:	Christine Pellizzari
	Title:	General Counsel and Corporate Secretary